Exhibit 23(b)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TII Network Technologies, Inc.:

We consent to the incorporation by reference in registration statements (Nos. 33-64965, 33-64967, 333-47151, 333-68579, 33-70714, 33-70716, 333-120509, 333-134224, 333-145681 and 333-156723) on Form S-8 of TII Network Technologies, Inc. of our report dated March 31, 2008, relating to the consolidated balance sheet of TII Network Technologies, Inc. and subsidiaries as of December 31, 2007, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2007, which report appears in the December 31, 2008 Annual Report on Form 10-K of TII Network Technologies, Inc.

Our report refers to the Company’s change of its method of quantifying errors in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in the Current Year Financial Statements,” effective December 31, 2006.

/s/ KPMG LLP

Melville, New York

March 27, 2009